                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                   FORM 8-K/A
                       Amendment to Application or Report

                                ---------------

                    Pursuant to Section 12, 13 or 15d of the
                        Securities Exchange Act of 1934

                                ---------------

                                AMENDMENT NO. 1

                                ---------------

                          Commission File No. 33-97778

                Registrant: CAROLINA COMMUNITY BANCSHARES, INC.


The undersigned registrant hereby amends the following items, financial statements, and exhibits of its Current Report on Form 8-K (Event July 1, 1996) filed July 24, 1996.

(List all such items, financial statements, exhibits or other portions amended.)


Item 4. Changes in Registrant's Certifying Accountant.

     Francis & Company, CPAs, Atlanta, Georgia was previously the independent auditor for Carolina Community Bancshares, Inc. and its wholly-owned subsidiary. On July 1, 1996, that firm's appointment as independent auditor was terminated and Elliot, Davis & Company, LLP, Greenville, South Carolina was engaged as independent auditor for the year ending December 31, 1996. The change was made because, in the opinion of the board of directors, the Company could obtain comparable services from another firm at a lower fee.

     The reports of Francis & Company, CPAs on the financial statements of the Company for the last fiscal year did not contain any adverse opinion or a disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audit of the fiscal period ended December 31, 1995, and in the subsequent interim period prior to the dismissal of Francis & Company, CPAs, there were no disagreements with Francis & Company, CPAs on any matter of accounting principle or practice, financial statement disclosure, or audit procedure or scope which disagreement, if not resolved to the satisfaction of Francis & Company, CPAs, would have caused it to make reference to the subject matter of the disagreement in its report. Further, neither Carolina Community Bancshares, Inc. nor its subsidiary or representative sought the advice of Elliot, Davis & Company, LLP on any issue during the prior fiscal period.

     Carolina Community Bancshares, Inc. has requested that Francis & Company, CPAs furnish it with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements. A copy of Francis & Company, CPAs letter to the Securities & Exchange Commission is filed as
Exhibit 16.1 to the Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

    Exhibit No.                   Description
    -----------                   -----------
         16.1 Letter to Securities and Exchange Commission from Francis & Company, CPAs, dated July 29, 1996.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Latta, State of South Carolina, July 29, 1996.

                                  CAROLINA COMMUNITY BANCSHARES, INC.
                                  -----------------------------------
                                              Registrant


                                  By:      /s/ R. Walton Brown
                                     --------------------------------
                                       R. Walton Brown, President

Date: July 29, 1996

                                EXHIBIT INDEX


Exhibit No.              Description
- -----------              -----------
   16.1 Letter to Securities and Exchange Commission from Francis & Company, CPAs, dated July 29, 1996.